Exhibit 99.A

               Restated Certificate of Incorporation
                                 Of
                    Reading & Bates Corporation
        (formerly Reading & Bates Offshore Drilling Company)


   (The proposed amendments to and restatement of the Company's
   Restated Certificate of Incorporation pursuant to the Reclassification Proposal and the Charter Amendment combined, to be acted on at the Annual Meeting will be in substantially the form set forth in this Exhibit 99.A.)

   (Language proposed to be deleted by amendment is in brackets
   [ ], while language proposed to be added is in BOLDFACE.)

   First. The name of the Corporation is Reading & Bates
   Corporation.

   Second. Its principal office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name and address of its resident agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.

   [Third. The nature of the business, or objects or purposes to be transacted, promoted or carried on are as follows:

   1. To buy, own, sell and lease petroleum lands; to locate petroleum, gas, and other mineral lands under the laws of the United States, any state, territory, or possession thereof, or under the laws of any government, foreign or domestic; to drill and bore wells for oil, water, gas, or other substance, both on dry land and offshore operations, and otherwise; to buy, sell, own, lease, construct and operate oil wells and gas, machinery, tanks, and pipe lines, and to buy, sell, own, and lease all necessary lands, buildings and personal property in connection therewith and necessary for said purposes; to buy, own, sell, lease, construct, and operate factories, machinery, tanks, and pipe lines for the refining and distilling and distribution of petroleum oils, gas, and other hydrocarbon substances or mixtures thereof; to explore for and develop said petroleum lands and petroleum, gas, and other minerals, in any locality whatsoever, and to utilize therein barges, boats, shrimp boats, piers, platforms, and other structures, machinery, and equipment as same shall be necessary and desirable therefor.

   2. To purchase, sell, and own royalties in oil and gas lands and leases; to pay mortgages, notes, taxes, assessments, and other charges that are or may become a lien or charge against any lands or leases in which this company may have a royalty interest.

   3. To buy, acquire, sell, retain, deal in, or otherwise dispose of absolutely or contingently, petroleum, and/or gas properties and interests (whether like or different, and any right, title, or interest therein, and to do all other acts and things required to be done in connection therewith.

   4. To engage in the transportation of oil, gas, salt, sulphur, or other minerals, either produced by this Corporation or other persons or corporations, by means of pipe lines, tramways, railroads, boats, barges or other conveyances or to lease or sublease all or any part thereof to other persons or corporations for the purpose, and, in order to fully carry out said objects and purposes, to purchase, lease, or otherwise acquire, pipe lines, tramways, railroads, boats, barges, tanks cars, locomotives, pumping stations, steam plants, air plants and all other machinery, apparatus and paraphernalia necessary or incidental thereto. To build, construct, lease, purchase, or otherwise acquire buildings, machinery and other apparatus for refining, smelting, manufacturing or otherwise working up the products of mineral lands, either produced by this Corporation or other persons or corporations, and to refine, smelt, manufacture or otherwise work-up the by-products of said minerals and to operate the said plant and market the products or by-products as manufactured to the best advantage. To engage in a general oil or mineral brokerage business by buying, selling or otherwise trading in mineral lands or the products or by-products of mineral lands. To carry on such other business pertaining to oil, gas, salt, sulphur or other minerals as may be found necessary or desirable or such as is generally engaged in by a corporation of this kind.

   5. To carry on the business of exploring for and of mining, milling, concentrating, converting, smelting, treating, preparing for market, manufacturing, buying, selling, exchanging, or otherwise producing and dealing in all kinds of ores, metals and minerals, including uranium, thorium, and all radioactive ores, the products and by-products thereof, of every kind and description and by whatsoever process the same can be or may hereafter be produced, and generally and without limit as to amount, to buy, sell, exchange, lease, acquire and deal in lands, mines and mineral rights and claims, and to conduct all business appertaining thereto; to purchase, lease or otherwise acquire mining rights, timber rights, oil and gas rights, mines, buildings, dwellings, plants, machinery, tools and other properties whatsoever which this Corporation may from time to time find to be for its advantage and purposes, to mine and market any mineral or other product that may be found in or on such lands, to explore, work, exercise, develop or turn to account the same; to construct and operate, not as a public utility, or for public use, railways and tramways for mining and moving same; to build and lease houses for the use of miners and others, including the purchase and sale of same.

   6. To construct, install, maintain and operate conduits and lines of tubing and piping for the transportation of oil or natural gas; to transport such oil and gas by means of such pipes, tank cars, or otherwise, and to buy, sell and supply the same to others; and to lay, buy, lease, sell, and operate pipes, pipe lines and storage tanks to be used for the purpose of transporting oil and gas.

   7. To buy, sell and furnish oil and gas for light, heat and other purposes; to lease, purchase, lay down, construct, renew, maintain and operate pipe lines, tubes, tanks, pump stations, connections, fixtures, storage houses, and such machinery, apparatus, devices and facilities as may be necessary to operate such pipes, pipe lines and other properties.

   8. To acquire, by purchase or otherwise, own, hold, lease, use and occupy such lands, rights-of-way, easements, franchises, buildings and structures as may be necessary to the purposes of the Corporation; and to exercise, carry out and enjoy any power, authority or privilege which any government, federal or state, has enacted, or shall enact, make or grant, or which the Corporation may otherwise become lawfully vested with, including therein powers to acquire land and interests therein by eminent domain in pursuance of the purposes of the Corporation.

   9. To acquire, by purchase or otherwise, own, hold, store, use, sell, lease, exchange, dispose of, transport, transmit, distribute, deal in, compress, blend, furnish and supply oil and/or natural gas, and other mineral solutions in any form or of any kind whatsoever, and the products and by-products of petroleum and other oils, natural gas, and other mineral solutions.

   10. To lease, purchase or acquire in any manner, lay down, construct, install, own, hold, maintain, operate, sell, exchange, lease, encumber, or in any manner dispose of works, buildings, pipe lines, mains, distribution systems, compressor stations, machinery, appliances, apparatus, tanks, pump stations, connections, fixtures, storage houses, devices and facilities as may be necessary, useful or convenient in the acquisition, storage, transportation and distribution of natural gas, artificial gas, oil and other mineral solutions and liquified minerals, or any of them, and the products, by-products and residual products thereof.

   11. To acquire, by purchase or otherwise, own, hold, store, use, sell, lease, exchange, dispose of, transport, transmit, distribute, deal in, furnish and supply any substances, articles or things of which, or in the production of which, petroleum or other oils, natural gas, gas, or other mineral solutions form a part.

   12. To acquire, by purchase or otherwise, own, hold, sell, lease, exchange, dispose of, finance, deal in, construct, build, establish, equip, improve, use, operate, maintain and work upon any and all kinds of plants and systems for the purchase, sale, supply, storage and utilization, transportation, transmission, distribution, regulation, control, application or disposition of petroleum and other oils, natural gas, gas, and other mineral solutions of any and every kind, and the products and by-products of petroleum and other oils, natural gas, gas, and other mineral solutions, and any and all kinds of works, plants, manufactories, structures, systems, machinery, pipes, conduits, apparatus, devices, equipment, supplies, articles and merchandise of any and every kind pertaining to or in anywise connected with the purchase, sale, supply, storage, utilization, transportation, transmission, regulation, control, application or disposition of petroleum and other oils, natural gas, gas, and other mineral solutions of any and every kind and the products and by-products of natural gas, gas, petroleum and other oils, and other mineral solutions.

   13. To make, enter into and carry out any arrangements with any domestic or foreign governmental, municipal or public authority or with any corporation, association, firm, syndicate, entity or individual, domestic or foreign, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions; to acquire, hold, own, exercise, exploit, dispose of and realize upon the sale, and to undertake and prosecute any business dependent thereon; and to promote, cause to be formed and aid in any way any corporation, association, partnership, syndicate or entity for any such purposes.

   14. To purchase or otherwise acquire, hold, own, occupy, develop, improve, sell, dispose of and convey real property, and any and every interest therein, either within or without the State of Delaware, and anywhere in the world; to extract, remove, produce or prepare from any such property, any animal, vegetable, mineral, acid or other products or materials therein or thereon, either agricultural pursuits, mining, quarrying, smelting, concentrating, refining or by any other method or means now known or that may hereafter be discovered or invented and to avail itself in every manner of each and every resource or such property by reducing it to proper form, and by use, sale or other disposition thereof. To buy, exchange, contract for, lease, and in any and all other ways acquire, take, hold, and own, and to deal in, sell, mortgage, lease, or otherwise dispose of lands, mining claims, mineral rights, oil wells, gas wells, oil lands, gas lands, and other real property, and rights and interest in and to real property, and to manage, operate, maintain, improve, and develop the properties, and each and all of them.

   15. To purchase, lease, or otherwise acquire real estate in incorporated towns or cities, or additions thereto, or elsewhere located, and to develop such real estate, and to design, construct, enlarge, repair or remodel, or otherwise engage in the construction of suitable structures and appurtenances to carry out the purposes of the Corporation, and to engage in the contracting business, or to contract with others to build, construct, repair, remodel, or otherwise secure structures, buildings, and improvements of every kind and character to be located thereupon.

   16. To enter into, make, perform, carry out and discharge contracts of any and all kinds for any lawful purpose without limit as to amount with any person, firm, association, partnership or corporation, either public or private.

   17. To organize, incorporate, reorganize, finance, and to aid and assist financially or otherwise, companies, corpora-tions, joint stock companies, syndicates, partnerships, and associations of all kinds engaged ln similar business as herein expressed; and to subscribe for, endorse, own, and hold the bonds, stocks, securities, debentures, notes or undertakings of any such company, corporation, joint stock company, syndicate, partnership, or association, and to make any guaranty in connection therewith, or otherwise for the payment of money or for the performance of any obligation or undertaking and to do any and all things necessary or convenient to carry any of such purposes into effect.

   18. To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

   19. To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge, or otherwise dispose of or turn to account or deal with all or any part of the property of the Corporation, and from time to time to vary any investment or employment of capital of the Corporation.

   20. To acquire, purchase, apply for or obtain any and all letters of patent, licenses, patent rights, trademarks, patented processes and similar rights granted by the United States or any other sovereign or government or any interest therein, or any inventions which may be capable of being used for or in connection with any of the objects or purposes of this Corporation, and to use, exercise, develop, sell, dispose of, lease, grant rights in respect thereto, or other interests in the same, and otherwise turn the same to account and to carry on any business, manufacturing or otherwise, which may be deemed to aid, effectuate or develop directly or indirectly the object or any of them.

   21. To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, to pay for the same in cash or stock or bonds of the Corporation or otherwise, to hold, utilize, or in any manner dispose of the whole or any part of the rights and properties so acquired, and to assume ln connection therewith any liabilities of any such person, firm, association or corporation and conduct in any lawful manner the whole or any part of the business thus acquired.

   22. To do all and everything necessary, suitable, convenient and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be consistent with the laws under which this Corporation is organized.

   23. To acquire by purchase, subscription or otherwise and to own, hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of, alone or in syndicate or otherwise in conjunction with others, real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation, associations, syndicates or trust estates, domestic or foreign, or of any firm or individual, or of the United States of America, or of any state, territory or dependency of the United States of America, or of any foreign country, or of any municipality or local authority within or without the United States of America, and also to issue in exchange therefor stocks, bonds or other securities or evidences of indebtedness to the Corporation, and while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property, and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting power thereon.

   24. To buy, sell and otherwise deal in open accounts and other similar evidences of debt and to loan money and to take notes, open accounts and other similar evidences of debt as collateral security therefor.

   25. To aid in any manner any corporation, association or trust estate, domestic or foreign, or any firm or individual, in which any shares of stock or in which any bonds, debentures, notes, securities, evidences of indebtedness, contracts or obligations are held by or for the Corporation, directly or indirectly, or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Corporation or in which it may be at any time interested, directly or indirectly, or through other corporations or otherwise; and to cause to be forced, merged, consolidated, or reorganized or liquidated and to promote, take charge of or aid in any way permitted by law the formation, merger, consolidation, reorganization or liquidation of any corporation, association or entity in the United States of America, or elsewhere.

   26. To guarantee and to assume the payment of dividends upon any capital stock and to endorse or otherwise guarantee the principal or interest, or both, of any bonds, debentures, notes, scrip or other obligations or evidences of indebtedness, or the performance of any contracts or obligations, of any other corporation, trust estate or association, domestic or foreign, or of any firm in which the corporation may have a lawful interest, in so far and to the extent that such guaranty may be permitted by law.

   27. To borrow or raise moneys for any of the purposes of the Corporation and to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased, leased or acquired or for any other lawful object; to mortgage or pledge all or any part of its properties, rights, interests and franchises, including any or all shares of stocks, bonds, debentures, notes, scrip or other obligations or evidences of indebtedness at any time owned by it.

   28. To sue and be sued in any court of law or equity and to delegate by power of attorney to any person or persons authority to commence, prosecute, defend, compromise or settle any claims, actions or suits in behalf of or against the Corporation, either at law or in equity or otherwise.

   29. To purchase or otherwise acquire its own shares of stock (so far as may be permitted by law) and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to cancel or to hold, transfer, reissue, sell or otherwise dispose of the same from time to time to such extent and in such manner and upon such terms and conditions as the Board of Directors may in its discretion determine.

   30. To do all and everything necessary and proper for the accomplishment of the objects herein enumerated or necessary or incidental to the protection and benefit of the Corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether such business is similar in nature to the objects and powers hereinabove set forth or otherwise; but nothing herein contained is to be construed as giving the Corporation the power of constructing, maintaining and operating public utilities or doing a banking business within the State of Delaware.

   31. To do any or all things herein set forth to the same extent as natural persons might or could do, as principal, agent, factor, contractor, trustee or otherwise, and either alone or in conjunction with any other individuals, firms, associations, syndicates, trust estates or corporations.

   32. To conduct its business in the State of Delaware, other states, the District of Columbia, the territories and colonies of the United States of America and in foreign countries, and to have one or more offices without as well as within the State of Delaware and to hold, purchase, mortgage and convey real or personal property without as well as within the State of Delaware.

   The foregoing clauses shall be construed as objects, purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

   The business or purpose of the Corporation is from time to time to do any one or more of the acts or things hereinabove set forth and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices to carry on any authorized operations and businesses without restriction or limit as to number in any of the states or territories of the United States or any and all foreign countries. To conduct all of the aforesaid activities and any other activities and any other acts connected therewith or incidental thereto in any state or territory of the United States or in any foreign country. To do such other and further things as are required and as are usually done in business of like nature and authorized by law. It is the intention that said clauses be construed both as purposes and powers; and generally that the Corporation shall be authorized to exercise and enjoy all other powers, rights, and privileges granted to or conferred upon corporations of this kind by the laws of the State of Delaware, and the enumeration of certain powers as herein specified is not intended as exclusive of or as a waiver of any of the powers, rights or privileges granted or conferred by the laws of said state, now or hereafter enforced.]

   (Existing Article Third (relating to the Corporation's nature of business, objects or purposes) is to be deleted in its entirety.)

   THIRD.    THE PURPOSE OF THE CORPORATION IS TO ENGAGE IN ANY
   LAWFUL ACT OR ACTIVITY FOR WHICH CORPORATIONS MAY BE ORGANIZED
   UNDER THE GENERAL CORPORATE LAW OF THE STATE OF DELAWARE.

   Fourth.   The aggregate number of shares of all classes of
   stock which the Corporation shall have authority to issue is [476,114,265]435,000,000, of which [41,113,980 shares shall be
   Non-voting Convertible Class B Common Stock of the Par Value of Five Cents ($.05) per share (hereinafter called "Class B Stock"), 285 shares (less those shares converted into shares of Common Stock pursuant to the provisions of this Article Fourth) shall be Class A (Cumulative Convertible) Capital Stock, No Par Value (hereinafter called "Class A Stock"),] 10,000,000 shares shall be Preferred Stock of the Par Value of One Dollar ($1) per share (hereinafter called "Preferred Stock"), and the remaining 425,000,000 shares shall be Common Stock of the Par Value of Five Cents ($.05) per share (hereinafter called "Common Stock"). The powers, preferences, privileges, voting and other special or relative rights, and the qualifications, limitations or restrictions thereof, granted to or imposed upon the shares of [Class B Stock, Class A Stock and] Common Stock shall be as fixed in Section[s] One [through Six] of this Article Fourth, subject, however, to the provisions of Section [Seven]TWO of this Article Fourth. The powers, preferences, privileges, voting and other special or relative rights, and the qualifications thereof, granted to or imposed upon the shares of Preferred Stock shall be as fixed in Section [Seven]TWO of this Article Fourth, or as may be fixed by the Board of Directors in accordance with the provisions thereof.

        UPON THIS RESTATED CERTIFICATE OF INCORPORATION BECOMING EFFECTIVE (THE "EFFECTIVE DATE"), EACH SHARE OF THE CLASS A STOCK ISSUED AND OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE DATE SHALL AUTOMATICALLY AND WITHOUT ANY ACTION ON THE PART OF THE HOLDER THEREOF BE RECLASSIFIED AS AND CHANGED INTO 10 SHARES OF THE COMMON STOCK (SUBJECT TO THE TREATMENT OF FRACTIONAL SHARE INTERESTS AS DESCRIBED BELOW), AND ALL POWERS, PREFERENCES, PRIVILEGES, VOTING AND OTHER SPECIAL OR RELATIVE RIGHTS AND QUALIFICATIONS OF THE CLASS A STOCK, INCLUDING PRIORITIES WITH RESPECT TO DIVIDENDS AND LIQUIDATION AND RIGHTS OF ACCUMULATED DIVIDENDS AND SINKING FUND PAYMENTS EXISTING ON THE EFFECTIVE DATE, SHALL TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT. EACH HOLDER OF A CERTIFICATE OR CERTIFICATES WHICH IMMEDIATELY PRIOR TO THE EFFECTIVE DATE REPRESENTED OUTSTANDING SHARES OF CLASS A STOCK (THE "OLD CERTIFICATES," WHETHER ONE OR MORE) SHALL BE ENTITLED TO RECEIVE UPON SURRENDER OF SUCH OLD CERTIFICATES TO THE COMPANY'S TRANSFER AGENT FOR CANCELLATION, A CERTIFICATE OR CERTIFICATES (THE "NEW CERTIFICATES," WHETHER ONE OR MORE) REPRESENTING THE NUMBER OF WHOLE SHARES OF COMMON STOCK INTO WHICH AND FOR WHICH THE SHARES OF THE CLASS A STOCK, FORMERLY REPRESENTED BY SUCH OLD CERTIFICATES SO SURRENDERED, ARE RECLASSIFIED UNDER THE TERMS HEREOF. FROM AND AFTER THE EFFECTIVE DATE, OLD CERTIFICATES SHALL REPRESENT ONLY THE RIGHT TO RECEIVE NEW CERTIFICATES (AND, WHERE APPLICABLE, CASH IN LIEU OF FRACTIONAL SHARES AS PROVIDED BELOW) PURSUANT TO THE PROVISIONS HEREOF. NO CERTIFICATES OR SCRIP REPRESENTING FRACTIONAL SHARE INTERESTS IN COMMON STOCK WILL BE ISSUED, AND NO SUCH FRACTIONAL SHARE INTEREST WILL ENTITLE THE HOLDERS THEREOF TO VOTE, OR TO ANY RIGHTS OF A SHAREHOLDER OF THE COMPANY. A HOLDER OF OLD CERTIFICATES SHALL RECEIVE, IN LIEU OF ANY FRACTIONS OF A SHARE OF THE COMMON STOCK TO WHICH THE HOLDER WOULD OTHERWISE BE ENTITLED, A CASH PAYMENT THEREFOR ON THE BASIS OF THE CLOSING PRICE OF THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE, ON THE EFFECTIVE DATE, AS REPORTED ON THE COMPOSITE TAPE OF THE NEW YORK STOCK EXCHANGE INC. (OR IN THE EVENT THE COMMON STOCK IS NOT SO TRADED ON THE EFFECTIVE DATE, SUCH CLOSING PRICE ON THE NEXT PRECEDING DAY ON WHICH SUCH STOCK WAS TRADED ON THE NEW YORK STOCK EXCHANGE). IF MORE THAN ONE OLD CERTIFICATE SHALL BE SURRENDERED AT ONE TIME FOR THE ACCOUNT OF THE SAME STOCKHOLDER, THE NUMBER OF FULL SHARES OF THE COMMON STOCK FOR WHICH CERTIFICATES SHALL BE ISSUED, SHALL BE COMPUTED ON THE BASIS OF THE AGGREGATE NUMBER OF SHARES REPRESENTED BY THE OLD CERTIFICATES SO SURRENDERED. IN THE EVENT THAT THE TRANSFER AGENT DETERMINES THAT A HOLDER OF OLD CERTIFICATES HAS NOT TENDERED ALL HIS CERTIFICATES FOR EXCHANGE, THE TRANSFER AGENT SHALL CARRY FORWARD ANY FRACTIONAL SHARE UNTIL ALL CERTIFICATES OF THAT HOLDER HAVE BEEN PRESENTED FOR EXCHANGE SUCH THAT PAYMENT FOR FRACTIONAL SHARES TO ANY ONE PERSON SHALL NOT EXCEED THE VALUE OF ONE SHARE. IF ANY NEW CERTIFICATE IS TO BE ISSUED IN A NAME OTHER THAN THAT IN WHICH THE OLD CERTIFICATES SURRENDERED FOR EXCHANGE ARE ISSUED, THE OLD CERTIFICATES SO SURRENDERED SHALL BE PROPERLY ENDORSED AND OTHERWISE IN PROPER FORM FOR TRANSFER, AND THE PERSON OR PERSONS REQUESTING SUCH EXCHANGE SHALL AFFIX ANY REQUISITE STOCK TRANSFER TAX STAMPS TO THE OLD CERTIFICATES SURRENDERED, OR PROVIDE FUNDS FOR THEIR PURCHASE, OR ESTABLISH TO THE SATISFACTION OF THE TRANSFER AGENT THAT SUCH TAXES ARE NOT PAYABLE. FROM AND AFTER THE EFFECTIVE DATE THE AGGREGATE AMOUNT OF CAPITAL REPRESENTED BY THE SHARES OF COMMON STOCK INTO WHICH AND FOR WHICH THE SHARES OF THE CLASS A STOCK ARE RECLASSIFIED UNDER THE TERMS HEREOF SHALL BE THE SAME AS THE AGGREGATE AMOUNT OF CAPITAL REPRESENTED BY THE SHARES OF THE CLASS A STOCK SO RECLASSIFIED, UNTIL THEREAFTER REDUCED OR INCREASED IN ACCORDANCE WITH APPLICABLE LAW.


        [Section 1.  Class B Stock.

        The Class B Stock shall be identical in all respects to and will have the same powers, preferences, rights, qualifications, limitations, restrictions and relative rights as the Common Stock except as specifically provided in this
   Section 1.

        (a) Voting. The Class B Stock shall have no voting rights whatsoever except as required by law.

        (b)  Conversion of Class B Stock.  Shares of the Class B
   Stock shall be convertible into Common Stock on the following terms and conditions:

             (1)  Subject to and upon compliance with the
        provisions of this Paragraph (b), any Holder may at any time or from time to time at his option convert (hereinafter a "Voluntary Conversion") any shares of Class B Stock into an equal number of shares of Common Stock. The Holder shall surrender such shares of Class B Stock for Voluntary Conversion by delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the Corporation at the office or agency in the Borough of Manhattan in the City of New York, New York, to be maintained by the Corporation for that purpose, and such Holder shall give written notice to the Corporation at said office or agency that he elects to convert such shares of Class B Stock in accordance with the provisions of subparagraph (1) of this Paragraph (b). Such notice shall also state the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock which shall be issuable on such Voluntary Conversion shall be issued. In the case of lost, stolen or destroyed certificates evidencing ownership of shares of Class B Stock, to be surrendered for Voluntary Conversion, the Holder shall submit proof of loss, theft or destruction and such indemnity as shall be required by the Corporation. Notwithstanding the foregoing sentence, in the case of any Holder which is an institutional holder (such term to include, without limitation, bank holding companies, banks, insurance holding companies and insurance companies, whether incorporated in the United States or elsewhere), the affidavit of such Holder's Treasurer or Assistant Treasurer (or other responsible officials), setting forth the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery by the Corporation of a new certificate in lieu of such certificate other than such Holder's written agreement to indemnify the Corporation, in form and substance reasonably satisfactory to the Corporation. Every such notice of election to convert shall constitute a contract between the Holder of such shares of Class B Stock and the Corporation, whereby such Holder shall be deemed to subscribe for the amount of the Common Stock which he will be entitled to receive upon such Voluntary Conversion and, in payment and satisfaction of such subscription, to surrender such shares of Class B Stock and to release the Corporation from all obligation thereon, and whereby the Corporation shall be deemed to agree that the surrender of such shares of Class B Stock and the extinguishment of its obligation thereon shall constitute full payment for the Common Stock so subscribed for and to be issued upon such Voluntary Conversion. As soon as practicable but in no event more than five Business Days after the receipt of such notice and certificate or certificates evidencing ownership of such shares of Class B Stock, the Corporation shall issue and shall deliver at said office or agency to the person for whose account such shares of Class B Stock were so surrendered, or on his written order, a certificate or certificates for the number of shares of Common Stock issuable upon the Voluntary Conversion of such shares of Class B Stock, together with a certificate or certificates evidencing ownership of shares of Class B Stock, if any, which were not to be converted, but which constituted part of the shares of Class B Stock represented by the certificate or certificates surrendered by such person. Such Voluntary Conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and, if any, the certificate or certificates for such shares of Class B Stock and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person in whose name the certificate or certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be to the number of shares of Common Stock that would have been received upon conversion on the date upon which such surrender occurs; further provided, however, that the stock transfer books of the Corporation shall not be closed on any Business Day. All shares of Common Stock issued upon Voluntary Conversion of Class B Stock shall be validly issued, fully paid and nonassessable.

             (2) On the Automatic Conversion Date, each share of Class B Stock shall automatically and without any action on the part of the Holder thereof be converted (hereinafter referred to as the "Automatic Conversion") into one share of Common Stock, and all powers, preferences, privileges and other special or relative rights and qualifications of the Class B Stock existing on the Automatic Conversion Date shall terminate and be of no further force and effect. Following the surrender to the Corporation (at the office or agency in the Borough of Manhattan in the City of New York, New York, to be maintained by the Corporation for that purpose) of a certificate or certificates which immediately prior to the Automatic Conversion Date represented outstanding shares of Class B Stock, the Corporation, as soon as practicable but in no event more than five Business Days after the receipt of such certificate or certificates, shall issue and shall deliver at said office or agency to the person for whose account such shares of Class B Stock were so surrendered, or on his written order, a certificate or certificates for the number of shares of Common Stock issuable upon the Automatic Conversion of such shares of Class B Stock. In the case of lost, stolen or destroyed certificates evidencing ownership of shares of Class B Stock, the Holder shall submit proof of loss, theft or destruction and such indemnity as shall be required by the Corporation. Notwithstanding the foregoing sentence, in the case of any Holder which is an institutional holder (such term to include, without limitation, bank holding companies, banks, insurance holding companies and insurance companies, whether incorporated in the United States or elsewhere), the affidavit of such Holder's Treasurer or Assistant Treasurer (or other responsible officials), setting forth the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery by the Corporation of a new certificate in lieu of such certificate other than such Holder's written agreement to indemnify the Corporation, in form and substance reasonably satisfactory to the Corporation. From and after the Automatic Conversion Date the certificates previously evidencing ownership of shares of Class B Stock shall represent only the right to receive certificates evidencing Common Stock pursuant to the provisions hereof. All shares of Common Stock issued upon Automatic Conversion of Class B Stock shall be validly issued, fully paid and nonassessable.

             (3) A. In case the Corporation shall pay or make any dividend or other distribution to holders of the Common Stock of cash, securities or property of any nature whatsoever, then the Corporation shall at the same time pay or make a dividend or distribution of the same kind to Holders of the Class B Stock in an amount per share of Class B Stock equal to the amount of such cash, securities or property payable in respect of one share of Common Stock, and likewise in case the Corporation shall pay or make any dividend or other distribution to Holders of the Class B Stock of cash, securities or property of any nature whatsoever, then the Corporation shall at the same time pay or make a dividend or distribution of the same kind to holders of the Common Stock in an amount per share of Common Stock equal to the amount of such cash, securities or property payable in respect of one share of Class B Stock; provided that, at any time prior to the Automatic Conversion Date, if dividends or other distributions made with respect to the Common Stock or Class B Stock are payable in Common Stock or Class B
        Stock (or in securities convertible into or exercisable or exchangeable for such stock) only shares of Common
        Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock shall be distributed with respect to the Common Stock and only shares of Class B Stock or securities convertible into or exercisable or exchangeable for shares of Class B Stock shall be distributed with respect to the Class B Stock, and in any such case the number of shares of Class B
        Stock distributed (or issuable upon conversion or exercise of or exchange for any other security distributed) with respect to each outstanding share of Class B Stock shall be equal to the number of shares of Common Stock distributed (or issuable upon conversion or exercise of or exchange for any security distributed) with respect to each outstanding share of Common Stock and the terms of any such convertible, exercisable or exchangeable securities distributed to the holders of Common Stock and Class B Stock shall otherwise be identical. The record date for determining Holders entitled to receive such dividend or other distribution to Holders shall be the same as the record date for determining holders of Common Stock entitled to receive such dividend or other distribution to holders of Common
        Stock entitled to receive such dividend or other distribution to holders of Common Stock. The determination whether any holder holds shares of Common
        Stock or Class B Stock shall be made on the record date, except that only shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) shall be distributed to any holder of Common Stock or of Class B Stock if the Automatic
        Conversion Date shall follow the record date and precede the date on which the distribution is made by the Corporation.

             B. In case the Corporation shall at any time or from time to time (i) subdivide its outstanding shares of Common Stock into a greater number of shares or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the Corporation shall at the same time and in the same manner likewise subdivide or combine its outstanding shares of Class B Stock into a number of shares equal to that into which the Common Stock is subdivided or combined. In case the Corporation shall at any time or from time to time (i) subdivide its outstanding shares of Class B Stock into a greater number of shares or (ii) combine its outstanding shares of Class B Stock into a smaller number of shares, the Corporation shall at the same time and in the same manner likewise subdivide or combine its outstanding shares of Common Stock into a number of shares equal to that into which the Class B Stock is subdivided or combined.

             C. No consolidation or merger of the Corporation with another corporation or other entity, nor any sale, transfer or other disposition of all or substantially all of its assets to another corporation or other entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, unless the Holders shall receive in such transaction the kind and amount of stock, securities, cash or assets receivable upon such consolidation, merger or sale by a holder of the number of shares of Common Stock into which the shares of Class B stock might have been converted immediately prior to such consolidation, merger or sale, except that, prior to the Automatic Conversion Date, at the option of the Corporation, in lieu of any voting security (or security convertible into such a voting security or any option or right to acquire any said voting or convertible security) such Holders may receive securities (or securities convertible into such securities or options or rights to acquire such securities) having the voting rights of Class B Stock and being convertible into such voting securities (in a manner similar to the conversion rights of Class B Stock into Common Stock) but otherwise having identical terms as such voting security. If such securities having the voting rights of Class B Stock are so issued, appropriate adjustment shall be made in the application of the provisions set forth in this Article Fourth with respect to the rights and interests thereafter of the Holders to the end that the provisions set forth in this Article Fourth shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of shares of Class B Stock.

             D. Other Action Affecting Common Stock. If the Corporation takes any action affecting its Common Stock after the date hereof, other than an action described in any of subsections A to C of this subparagraph, inclusive, which would have an adverse effect upon the rights of any Holder hereunder, then appropriate provision shall be made, on a basis consistent with the principles of this subparagraph(3), in such manner and at such time as the Board of Directors of the Corporation shall in good faith determine to be equitable under the circumstances.

             (4) The Corporation shall pay all reasonable expenses in connection with, and any tax in respect of the issue of stock certificates upon, conversion (either through Voluntary Conversion or pursuant to Automatic Conversion) of shares of Class B Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the shares converted or any affiliate thereof, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

             (5) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion (either through Voluntary Conversion or pursuant to Automatic Conversion) of all shares of Class B Stock at any time authorized to be issued, and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of the Class B Stock. All shares of Common Stock which shall be so issuable, when issued upon such conversion, shall be duly and validly issued and fully paid and nonassessable. Before taking any action which would result in an issuance of Class B Stock or Common Stock issuable upon conversion thereof, the Corporation shall use its best efforts to obtain all authorizations or exceptions therefor, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over the Corporation. The Corporation will use its best efforts to, when such shares are issued, list on each national securities exchange on which the Common Stock is listed all shares of Common Stock issuable on conversion of Class B Stock.

             (6) Shares of Class B Stock converted (either through Voluntary Conversion or pursuant to Automatic
        Conversion) shall be retired and may not be reissued.

             (7)  For the purpose of this Paragraph (b):

                  A.   "Automatic Conversion Date" shall mean
             such date, not earlier than the date seven years after the Effective Date as defined in the Conversion and Exchange Agreement dated as of March 27, 1991 among the Company and the other parties listed on the signature pages thereof, as the Company shall by notice to the Holders specify as the "Automatic Conversion Date."

                  B. "Holder" shall mean a holder of record of any of the outstanding shares of Class B Stock.

                  C. "Business Day" shall mean any day on which commercial banks are not authorized or required to close in the Borough of Manhattan, the City of New
             York, New York.

        Section 2.  Dividends.

        The Class A Stock shall be entitled to receive the following dividends, but only as and when declared by the Board of Directors, out of the funds of the Corporation at the time lawfully available therefor, payable in cash at but not exceeding the following rates:

        (a) cumulative dividends, at the rate of thirty cents ($.30) per share per fiscal year of the Corporation, which shall be cumulative, and shall accrue from day to day from the date of issue or from such other date as may be fixed by the Board of Directors prior to the issue thereof, whether or not earned or declared, and shall be payable quarterly on the last day of March, June, September and December in each year, except that the first dividend shall be payable on the quarterly dividend payment date next succeeding the expiration of 35 days after the date any shares of Class A Stock are issued; and

        (b) non-cumulative dividends, at the rate of an addi-tional fifty cents ($.50) per share per fiscal year of the Corporation, which shall be non-cumulative, and shall be payable only in any fiscal year of the Corporation in which any dividend (other than a dividend in shares of Common Stock of the Corporation) is to be paid or declared on the Common Stock of the Corporation.

        So long as any shares of Class A Stock are outstanding, in no event shall any dividend or distribution whatsoever (other than dividends payable in Junior Shares) be paid or declared upon or in respect of any Junior Shares, nor shall any moneys be set aside for or applied to the purchase, redemption or other acquisition or reduction of any Junior Shares, unless all cumulative dividends on the Class A Stock required to be paid for all past fiscal years shall have been paid and both the full cumulative dividend and the full non-cumulative dividend on the Class A Stock for the then current fiscal year shall have been paid (or declared and a sum sufficient for the payment thereof set apart).

        If and so long as there are dividends in arrears on any shares of Class A Stock, the Corporation shall not purchase any shares of Class A Stock unless an offer to purchase on a comparable basis is made in writing to the holders of all the outstanding shares of Class A Stock.

        Subject to the foregoing, the Board of Directors may declare, out of the funds of the Corporation at the time lawfully available therefor, dividends upon the then outstanding Junior Shares and no holder of shares of Class A
   Stock shall be entitled to share therein.

        Arrears in the payment of cumulative dividends shall not bear interest.

        As used in this Article Fourth, the term "Junior Shares" shall mean shares of Common Stock and Class B Stock and of any other stock of the Corporation ranking junior with respect to dividends or assets to the Class A Stock.

        Section 3.  Distribution on Dissolution.

        Upon any liquidation, dissolution or winding up, of the Corporation, whether voluntary or involuntary, the holders of the Class A Stock shall be entitled to be paid in cash, before any distribution shall be made on Junior Shares, an amount per share equal to the aggregate of (i) $12, plus (ii) the amount of all unpaid cumulative dividends accrued or in arrears to the date of payment; but the holders of Class A Stock shall be entitled to no further participation in any such distribution, and after such payment to the holders of Class A Stock, the remaining assets of the Corporation shall be divided and distributed ratably among the holders of Junior Shares in accordance with the respective amounts payable with respect to each class of Junior Shares. If, upon any such liquidation, dissolution or winding up, the assets thus distributable among the holders of Class A Stock shall be insufficient to permit the payment to the holders thereof of the full preferential amount to which they are entitled as aforesaid, then the entire assets so distributable shall be distributed ratably among the holders of Class A Stock. Neither a consolidation nor a merger of the Corporation, nor the sale, transfer or lease of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3; however, in the event of a merger or consolidation of the Corporation, the value of the Class A Stock of the Corporation (for all purposes, including the requirement of payment of such value as provided in the General Corporation Law of the State of Delaware) shall be deemed to be (and each purchaser or holder of Class A Stock by virtue of such purchase or holding shall agree that such value shall be) not in excess of an amount per share equal to the aggregate of (a) $12, plus (b) the amount of all unpaid cumulative dividends accrued or in arrears to the date on which the agreement of consolidation or merger is recorded in the proper county in the State of Delaware.

        Section 4.  Conversion of Class A Stock.

        The holders of shares of Class A Stock shall have the right, at their option, to convert such shares into shares of Common Stock of the Corporation on the following terms and conditions:

        (a) Right of Conversion; Conversion Price. The shares of Class A Stock shall be convertible, at any time, at the office of the Corporation's Transfer Agent for the Class A Stock in Tulsa, Oklahoma, into full paid and non-assessable shares (calculated to the nearest 1/100th of a share, frac-tions of less than 1/100th being disregarded) of Common Stock of the Corporation, as such shares shall then be constituted, at the conversion price in effect at the time of conversion determined as hereinafter provided, each share of Class A Stock being taken at $12 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion shall be $3.00 per share of Common Stock, provided, however, that such conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided (the price at which shares of Common Stock shall at any particular time be deliverable upon conversion is hereinafter called the "conversion price" at such time). The Corporation shall make no payment or adjustment on account of dividends accrued, whether or not in arrears, on the shares of Class A Stock surrendered for conversion or on account of any dividends declared and payable to the holders of the Common Stock of record on a date prior to the date of surrender of the Class A Stock for conversion.

        (b) Termination of Conversion Right. In case of the dissolution, liquidation, winding-up, merger or consolidation of the Corporation, such right of conversion shall cease and terminate at the close of business on the third full business day preceding the date on which such dissolution, liquidation, winding-up, merger or consolidation shall become effective.

        (c) Surrender and Delivery of Certificates; Effective Date. Before any holder of shares of Class A Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Transfer Agent, and shall give written notice to the Corporation at said office that he elects to convert the same. The Corporation will, as soon as practicable thereafter, issue and deliver at said office to such holder of shares of Class A Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash payment, scrip certificate or other evidence of a fractional interest in shares of Common Stock in lieu of any fraction of a share as hereinafter provided. Shares of Class A Stock shall be deemed to have been converted as of the close of business on the date of surrender of such shares for conversion as provided above, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become as of the close of business on said date the holder or holders of record for all purposes of the shares represented thereby.

        (d) Adjustment of Conversion Price on Issue or Sale of Certain Stock. In case the Corporation shall at any time or from time to time, issue or sell any shares of Participating Stock (other than shares of Common Stock issued upon conversion of shares of Class A Stock) for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale, said conversion price shall be adjusted to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (x) the number of shares of Participating Stock outstanding immediately prior to such issue or sale multiplied by the then existing conversion price, plus (y) the consideration, if any, received by the Corporation upon such issue or sale by (ii) the total number of shares of Participating Stock outstanding immediately after such issue or sale. For the purposes of this Section 4 the number of shares of Participating Stock outstanding at any given time shall include shares in the treasury of the Corporation and shares issuable in respect to scrip certificates or other evidences of fractional interests in shares of Participating Stock.

        For the purposes of this paragraph (d) the provisions contained in the following subparagraphs (A) to (F), inclu-sive, shall also be applicable:

             (A) In case at any time the Corporation shall in any manner grant any rights to subscribe for or to purchase, or any options for the purchase of (i) Par-ticipating Stock, or (ii) any stock (other than the Class A Stock) or other securities convertible into or exchangeable for Participating Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), and the price per share for which Participating Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing
        (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the total maximum number of shares of Participating Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the conversion price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Participating Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for said price per share; provided that (i) no further adjustment of the conversion price shall be made upon the actual issue of such Participating Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Participating Stock upon conversion or exchange of such Convertible Securities,
        (ii) upon the expiration of such rights or options, if any thereof shall not have been exercised, the number of shares of Participating Stock theretofore deemed to be issued and outstanding in accordance with the preceding provisions of this subparagraph (A) shall be reduced by the number of shares of Participating Stock as to which such rights or options shall not have been exercised and by the number of shares of Participating Stock issuable upon conversion or exchange of the Convertible Securities as to which such rights or options shall not have been exercised, and the conversion price shall forthwith be readjusted upwards accordingly, and (iii) upon the termination of the right to convert or exchange for Participating Stock any such Convertible Securities issued upon exercise of such rights or options, the number of shares of Participating Stock theretofore deemed to be issued and outstanding in accordance with the preceding provisions of this subparagraph (A) shall be reduced by the number of shares of Participating Stock as to which such right or conversion or exchange shall not have been exercised, and the conversion price shall forthwith be readjusted upwards accordingly.

             (B) In case the Corporation shall in any manner issue or sell any Convertible Securities, and the price per share for which Participating Stock is issuable upon conversion or exchange thereof (determined by dividing
        (1) the total amount, if any, received or receivable by the Corporation as consideration for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
        (2) the total maximum number of shares of Participating Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the conversion price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Participating Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for said price per share; provided, however, that
        (i) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which an adjustment of the conversion price has been or is to be made pursuant to other provisions of this paragraph (d) no further adjustment of the conversion price shall be made by reason of such issue or sale or the issue of such Participating Stock upon conversion or exchange of such Convertible Securities, and (ii) upon termination of the right to convert or to exchange such Convertible Securities for Participating Stock, the number of shares of Participating Stock theretofore deemed to be issued and outstanding in accordance with the preceding provisions of this subparagraph (B) shall be reduced by the number of shares of Participating Stock as to which such right of conversion or exchange shall not have been exercised, and the conversion price shall forthwith be readjusted upwards accordingly.

             (C) In case the Corporation shall pay a dividend or make any other distribution upon any stock of the Corporation in Participating Stock or in Convertible Securities, any Participating Stock or Convertible Securities, as the case may be, issued in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

             (D) In case any shares of Participating Stock or Convertible Securities or any rights or options to purchase any such Stock or Securities shall be issued for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom or any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Participating Stock or Convertible Securities or any rights or options to purchase any such Stock or Securities shall be issued otherwise than for a consideration consisting solely of cash, then, for the purposes of this paragraph (d), the Board of Directors of the Corporation shall determine the fair value of such consideration, and such Participating Stock, Convertible Securities, rights or options shall be deemed to have been issued for an amount of cash equal to the value so determined by the Board of Directors. In case any shares of Participating Stock or Convertible Securities or any rights or options to purchase any such Stock or Securities shall be issued together with other stock or securities or other assets of the Corporation for a consideration which is received for both, the Board of Directors of the Corporation shall determine what part of the consideration so received is to be deemed to be the consideration for the issue of such shares of Participating Stock, Convertible Securities, rights or options.

             (E) In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable other than in cash, or (2) to subscribe for or purchase Participating Stock or Con-vertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Participating Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

             (F) In case the Corporation shall issue or sell any Participating Stock having voting power (other than as a result of events of default) on the election of directors greater than one vote per share (hereinafter called "Special Voting Securities"), or grant any rights for the purchase of any Special Voting Securities, or issue or sell or grant any rights or options for the purchase of any securities convertible into or exchangeable for Special Voting Securities, then the total number of such Special Voting Securities to be issued or sold or thereafter outstanding shall be deemed for the purposes of this paragraph (d) to be the number computed by multiplying (i) the number of such Securities so to be issued or sold or outstanding by (ii) the number of votes per security (other than votes given as a result of event of default) to which each such security is or would upon issuance or sale be entitled on the election of directors.

        (e) Adjustment of Conversion Price on Declaration of Property Dividends. In case the Corporation shall declare a dividend upon the Participating Stock of the Corporation payable otherwise than in cash, Participating Stock or Convertible Securities, the conversion price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal to the fair value of the dividend per share of the Participating Stock outstanding at the time of such declaration as determined by the Board of Directors of the Corporation. Such reduction shall take effect as of the date a record is taken for the purposes of such dividend, or, if a record is not taken, the date as of which the holders of Participating Stock to be entitled to such dividends are to be determined.

        (f)  Adjustment of Conversion Price on Reorganization,
   etc.   In the case of any capital reorganization, reclassifi-
   cation, substitution, exchange or other alteration in the terms of the Common Stock of the Corporation or in case of the consolidation or merger of the Corporation or the conveyance of all or substantially all of the assets of the Corporation, each share of the Class A Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of the Class A Stock would have been entitled upon such reorganization, reclassification, substitution, change, alteration, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Class A Stock, to the end that the provisions set forth herein (including, provisions with respect to adjustments of the conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon conversion of shares of Class A Stock.

        (g) Exception for Minor Adjustments of Conversion Price. Anything in this Section 4, to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the conversion price unless and until the net effect of one or more adjustments, determined as above provided, shall have resulted in a change of the conversion price by at least twenty-five cents ($.25), but when the cumulative net effect of more than one adjustment so determined shall be to change the conversion price by at least ten cents ($.10), such change in the conversion price shall thereupon be given effect.

        (h) Computation and Notice of Adjustments of Conversion Price. Whenever the conversion price is adjusted as herein provided, the Treasurer of the Corporation shall compute the adjusted conversion price in accordance with this Section 4 and shall prepare a certificate setting forth such adjusted conversion price and showing in detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Corporation for any additional stock issued or sold or deemed to have been issued or sold and of the number of shares of Common Stock outstanding or deemed to be outstanding, and such certificate shall forthwith be filed with the Transfer Agent. At the same time the Corporation shall mail to each holder of record of shares of Class A Stock a notice stating the adjusted conversion price.

        (j)  Notice to Holders of Class A Stock in Certain
   Events. In case:

              (i) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

             (ii) of any capital reorganization, reclassifica-tion, reduction, or other alteration in the terms of the Common Stock of the Corporation, or in case of the consolidation or merger of the Corporation or the conveyance or lease of all or substantially all the assets of the Corporation; or

             (iii)     of the voluntary or involuntary
        dissolution, liquidation or winding up of the Corporation, then, and in any such case, the Corporation shall cause to be mailed to the Transfer Agent and to the holders of record of the outstanding shares of Class A Stock, at least sixty (60) days prior to the date hereinafter specified, a notice stating (x) the record date or other date as of which the holders of Common Stock to be entitled to such rights are to be determined, or (y) the estimated date on which such reclassification, reorganization, reduction, alteration, consolidation, merger, conveyance, lease, dissolution, liquidation or winding-up is to become effective.

             In case the Corporation shall declare a dividend (or any other distribution) on the Common Stock, the Corporation shall cause to be mailed to the Transfer Agent and to the holders of record of the outstanding shares of Class A Stock at least fourteen (14) days prior to the record date or other date as of which the holders of Common Stock to be entitled to such dividend or distribution are to be determined a notice stating such record or other date, the payment for such dividend or distribution, and the amount thereof.

        (k) Reservation of Shares of Common Stock for Issuance on Conversion. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, as such Stock shall then be constituted, solely for the purpose of effecting the conversion of shares of Class A Stock, the full number of shares of such Common Stock deliverable upon the conversion of all shares of Class A Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the shares of Class A Stock at the time outstanding.

        (m) Provision in Lieu of Fractional Shares. No frac-tional shares of Common Stock are to be issued upon conver-sion, but in lieu thereof the Corporation shall:

             (i) issue scrip certificates or other evidence of such fractional interests, for any fraction of a share which would otherwise be issuable, such certificates or other evidence of fractional interests to be exchangeable within such period (which shall end not less than two years following the date of issue thereof) as the Board of Directors of the Corporation shall determine, together with other scrip certificates or other evidence of fractional interests representing in the aggregate one or more full shares, for stock certificates representing such full share or shares, and upon the expiration of such period to be exchangeable for cash within such further period (which shall end not less than six years following the date of issue thereof) and upon such further terms as the Board of Directors of the Corporation shall determine; and such scrip certificates or other evidence of fractional interests to be in such form and to contain such terms and provisions as shall be fixed by the Board of Directors on or before the issuance thereof, provided that they shall not entitle the bearer or holder thereof to exercise any voting right, or to receive dividends or to participate in the assets of the Corporation in the event of liquidation, dissolution or winding-up, nor to any rights whatever except as therein expressly set forth; or

             (ii) At its option, pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable, in any amount equal to the same fraction of the market price (determined as hereinafter provided) per share of Common Stock on the day of conversion. For the purposes of the foregoing, the term "market price" shall mean the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as officially quoted on a national securities exchange if the Common Stock is at the time listed thereon, or if the Common Stock is not at the time so listed, the average of the closing bid and asked prices as furnished by any recognized dealer in securities selected by the Corporation for the purpose.

        (n) Payment of Taxes. The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Class A Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Class A Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (o) Limitation on Reduction of Conversion Price. The Corporation shall not take any action which would, pursuant to the provisions of this Section 4 reduce the conversion price to an amount less than the par value per share, if any, of the Common Stock into which shares of the Class A Stock are at the time convertible.

        (p) Definition of "Participating Stock".  As used in this
   Section 4, the term "Participating Stock" means (i) any common stock of the Corporation, (ii) any securities of the Corporation with no fixed limit on dividends or assets, including securities of any class which has the right to share above a stated initial preference in such dividends or assets, and (iii) any securities (other than the Class A Stock initially authorized) of any class of the Corporation having voting power (other than as a result of events of default) on the election of directors.

        (q) Retirement of Converted Shares. All shares of Class A Stock converted into shares of Common Stock pursuant to this
   Section 4 shall not be reissued, and the Corporation shall cause all such shares to be cancelled and retired, and (if appropriate) its capital reduced, in the manner provided by law.

        Section 5.  Voting Rights.

        (a) Number of Votes Per Share; Cumulative Voting. Except as otherwise expressly provided in this Article FOURTH or by law, at every meeting of stockholders the Class A Stock shall be entitled to four votes per share and the Common Stock shall be entitled to one vote per share. In all elections for directors each holder of Class A Stock shall have as many votes as shall equal four times the number of shares of Class A Stock held by such holder multiplied by the number of directors to be elected, and any such holder may cast all such votes for a single candidate or may distribute them among the candidates as such holder may see fit.

        In all elections for directors, commencing with the Annual Meeting of Stockholders held in 1982, each holder of Common Stock shall have the right to cast one vote for each share of Common Stock held by such holder for each of such number of candidates as there are directors to be elected, but no such holder of Common Stock shall have any right to cumulate his votes and cast them for one candidate or dis-tribute them among two or more candidates.

        (b) Class Vote Necessary in Certain Events. In addition to the vote of the stockholders of the Corporation as required by paragraph (a) of this Section 5, so long as any shares of Class A Stock are outstanding the Corporation shall not, without the affirmative vote at a meeting (at which the Class A Stock shall vote as a class with one vote per share, and the notice of which meeting shall state the general character of the matters to be submitted thereat), or the written consent with or without a meeting, of the holders of at least two-thirds of the then outstanding shares of Class A Stock:

             (i) authorize or increase the authorized amount of any additional class of stock ranking prior to the Class A Stock as to dividends or assets; or authorize or increase the authorized amount of any class of securities or obligations convertible into or evidencing the right to purchase any class of stock with such priority; or

             (ii) amend, alter or repeal of the provisions of the Certificates of Incorporation or reduce the capital of the Corporation so as adversely to affect the special rights, preferences or powers of the Class A Stock or its holders; provided, however, that the amendment of the Certificate of Incorporation so as to increase the authorized amount of Class A Stock or to authorize or increase the authorized amount of any stock which is on a parity with or ranks junior to the Class A Stock with respect, to the payment of dividends and the distribution of assets shall not be deemed to affect adversely the special rights, preferences or powers of the Class A Stock or its holders; or

             (iii) merge or consolidate, unless the agreement of merger or consolidation provides that each share of Class A Stock outstanding at the time of the merger or consolidation and in connection therewith shall be redeemed and shall receive, in full payment in redemption thereof, an amount of money in cash equal to the sum of
        (x) $12, plus (y) the amount of all unpaid cumulative dividends accrued or in arrears to the effective date of the merger or consolidation.

        For the purposes of determining whether the affirmative vote at a meeting, or the written consent, required by this paragraph (b) has been obtained, affirmative votes at any meeting shall be deemed to be the equivalent of written consents, and written consents with or without a meeting shall be deemed to be the equivalent of affirmative votes at any meeting.]

   (Existing Section 1 (relating to Class B Stock); Section 2 (relating to the distribution of dividends to holders of Class A Stock); Section 3 (relating to the distribution on dissolution to holders of Class A Stock); Section 4 (relating to the conversion of Class A Stock) and Section 5 (relating to the voting rights of holders of Class A Stock) of Article Fourth are to be deleted in their entirety.)

        Section [6]1. .Issuance of COMMON Stock; Preemptive Rights.

         Shares of [Class A Stock,] Common Stock [and Class B Stock] may be issued at any time and from time to time by the Corporation, and authority is hereby expressly granted to and vested in the Board of Directors, to the extent permitted by law, (a) to issue shares of [Class A Stock,] Common Stock [and Class B Stock] for such consideration [(in the case of Common Stock and Class B Stock] at not less than par value[)], and in such circumstances as may now or hereafter be permitted by law, and (b) to determine that only a part of the consideration so received shall be capital. No holder of stock of any class of the Corporation shall have any preemptive right to subscribe for or purchase any part of any new or additional issue or sale or reservation of stock or securities of any class or kind whatsoever.

         Section [7]2. Statement of Preferences, Limitations, andRelative Rights in Respect of Shares of Preferred Stock and Authority of Board of Directors to fix Designations, Powers, Preferences, Rights,
   Qualifications, Limitations and Restrictions Thereof Not Fixed Hereby.

         (a) Shares of Preferred Stock may be issued FROM time to time in one or more series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular. The voting rights, if any, of each such series, dividend rates, and preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of Paragraphs (d) through (h) of this Section [7]2, the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

               (i) The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

               (ii) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of such conversion or exchange;

               (iii) The redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

               (iv) The rights of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, dissolution or winding-up, or merger, consolidation, distribution or sale of assets, of the Corporation;

               (v) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

               (vi) Provisions, if any, for the vote or consent of the holders of a stated percentage of the outstanding shares of Preferred Stock of such series with respect to changes in the rights, preferences or limitations of the shares of such series, or the designation or issuance of series of the Preferred Stock by the Board of Directors, or the authorization or issuance of other classes or series of preferred stock;

   provided, however, that the holders of shares of Preferred Stock [shall rank on a parity with, or rank junior to, the holders of Class A Stock with respect to the payment of dividends and the distribution of assets of the Corporation available for distribution to stockholders and] shall have no right to participate with the holders of Common Stock [and Class B Stock] in any distribution or dividends in excess of the preferential dividend fixed for such Preferred Stock or in the assets of the Corporation available for distribution to stockholders in excess of the preferential amount fixed for such Preferred Stock.

         (b) Until the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph
   (a) of this Section [7]2) [and the Class A Stock (fixed in Section 2 of this Article Fourth)] shall have been met and until the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts with respect to the Preferred Stock (fixed in accordance with the provisions of Paragraph (a) of this Section [7]2), no dividend or distribution shall be paid or declared upon or in respect of any Common Stock [or Class B Stock].

         (c) Until distribution in full of the preferential amount to be distributed to the holders of Preferred Stock (fixed in accordance with the provisions of Paragraph (a) of this Section [7]2) [and Class A Stock (fixed in Section 2 of this Article Fourth)] in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, no such distribution shall be made to the holders of Common Stock [or Class B Stock].

         (d) No holder of Preferred Stock of the Corporation shall have any preemptive or preferential rights of subscription to any shares of any stock of the Corporation of any class, now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of the Corporation in its discretion from time to time may determine, and at such price as the Board of Directors from time to time may fix, pursuant to the authority hereby conferred by the RESTATED Certificate of Incorporation, and the Board of Directors may issue stock of the Corporation, or obligations convertible into stock, without offering such issue of stock or such obligations, either in whole or in part, to the holders of Preferred Stock of the Corporation.

         (e) The powers and rights of the holders of Common Stock [and Class B Stock] shall be subordinated to the powers, preferences and rights of the holders of Preferred Stock. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors pursuant to authority granted in the RESTATED Certificate of Incorporation; provided, however, that except as may be provided by law and except as set forth in Paragraph (f) and Paragraph (g) of this Section [7]2, no holder of shares of Preferred Stock of any series shall be entitled to more than one vote in respect of each share of such stock held by him on any matter voted on by stockholders other than elections of directors, in which case the Board of Directors may accord cumulative voting rights to holders of shares of any series of Preferred Stock.

         (f) Notwithstanding the provisions of Paragraph (e) of this Section [7]2, the Board of Directors, acting pursuant to authority granted in this RESTATED Certificate of Incorporation in respect of any series of Preferred Stock, may provide that if this Corporation shall have defaulted in the payment of dividends on any such series of Preferred Stock in any amount equivalent to or exceeding six full quarterly dividends (whether or not consecutive) or the Corporation shall have defaulted in making any two mandatory sinking fund payments on any such series of Preferred Stock, the holders of one or more or all of such series of Preferred Stock in respect of which any such default shall have occurred (voting as a single class [together with the holders of Class A Stock]) shall be entitled to elect, in the aggregate, not more than two directors.

         (g) The issuance of shares of any series of Preferred Stock by the Board of Directors of the Corporation shall be subject to such limitations and restrictions as may be provided for in the RESTATED Certificate of Incorporation or by the Board of Directors, pursuant to authority granted in the RESTATED Certificate of Incorporation, including provision for the consent, by class vote, of the holders of a stated percentage of the outstanding shares of any series of Preferred Stock.

         (h) Subject to the provisions of Paragraph (g) of this Section [7]2, shares of any series of Preferred Stock may be authorized or issued, in aggregate amounts not exceeding the total number of shares of Preferred Stock authorized by the RESTATED Certificate of Incorporation, from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors.

         (i) $1.625 Convertible Preferred Stock [($1.00 Par Value)]:

            1. Number Of Shares and Designation. 2,990,000 shares of the Preferred Stock, $1.00 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "$1.625 Convertible Preferred Stock".

            2. Definitions. For purposes of the $1.625 CONVERTIBLE Preferred Stock, the following terms shall have the meanings indicated:

               "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the $1.625 CONVERTIBLE Preferred Stock.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

               "Change of Control" shall have the meaning set forth in paragraph (e)(i) of [Section]SUBSECTION 8 [hereof] OF THIS PARAGRAPH
         (I).

               ["Class A Stock" shall have the meaning set forth in paragraph
         (a) of Section 10 hereof.]

               "Closing Price" with respect to a particular security on any day shall mean on such day the reported last sales price, regular way, for such security or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for such security in either case as reported on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ National Market System") or, if such security is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices for such security in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such date shall not have been reported by NASDAQ, the average of the bid and asked prices for such security for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the board of directors or similar governing body of the issuer of such security or, if no such quotations are available, the fair market value of such security furnished by any New York Stock Exchange member firm selected from time to time by the board of directors or similar governing body of the issuer of such security for that purpose.

               ["Common Stock" shall mean the Common Stock of the Corporation, par value $.05 per share.]

               "Conversion Price" shall mean the conversion price per share of Common Stock into which the $1.625 CONVERTIBLE Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to [Section]SUBSECTION [7 hereof] OF THIS PARAGRAPH (I). The initial Conversion Price will be $8.625 (equivalent to the rate of 2.899 shares of Common Stock for each share of $1.625 CONVERTIBLE Preferred Stock).

               "Current Market Price" per share of Common Stock on any date shall mean the average of the daily Closing Prices for the 30 consecutive Trading Dates commencing 45 Trading Dates before the date of determination.

               "Defaulted Preferred Stock" shall have the meaning set forth in paragraph (a) of [Section]SUBSECTION 10 [hereof] OF THIS PARAGRAPH (I).

               "dividend payment date" shall have the meaning set forth in paragraph (a) of [Section]SUBSECTION 3 [hereof] OF THIS PARAGRAPH
         (I).

               "dividend payment record date" shall have the meaning set forth in paragraph (a) of [Section]SUBSECTION 3 [hereof] OF THIS PARAGRAPH (I).

               "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include September 30, 1993).

               "Fundamental Change" shall have the meaning set forth in paragraph (e)(ii) of [Section]SUBSECTION 8 [hereof] OF THIS PARAGRAPH (I).

               "Issue Date" shall mean the first date on which shares of $1.625 CONVERTIBLE Preferred Stock are issued.

               "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "Redemption Price" shall have the meaning set forth in paragraph (a) of [Section]SUBSECTION 5 [hereof] OF THIS PARAGRAPH
         (i).

               "Securities" shall have the meaning set forth in paragraph
         (d)(iii) of [Section]SUBSECTION 7 [hereof] OF THIS PARAGRAPH (I)

               "Trading Date" with respect to any security means (i) if such security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for trading, (ii) if such security is quoted on the NASDAQ National Market System, or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (iii) if not quoted as described in clause (ii), days on which quotations are reported by the National Quotation Bureau Incorporated or (iv) otherwise, any Business Day.

               "Transaction" shall have the meaning set forth in paragraph
         (e) of [Section]SUBSECTION 7 [hereof] OF THIS PARAGRAPH (I).

               "Transfer Agent" means American Stock Transfer & Trust Company, New York, New York or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent or conversion agent for the $1.625 CONVERTIBLE Preferred Stock.

            3. Dividends. (a) The holders of shares of the $1.625 CONVERTIBLE Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at an annual rate of $1.625 per share of $1.625 CONVERTIBLE Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on March 31, June 30, September 30 and December 31 in each year (each a "dividend payment date"), commencing on September 30, 1993. If any dividend payment date shall be on a day other than a Business Day, then the dividend payment date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the $1.625 CONVERTIBLE Preferred Stock, as they appear on the stock records of the Corporation at the close of business on those dates (each such date, a "dividend payment record date"), not less than 10 days nor more than 60 days preceding the dividend payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the $1.625 CONVERTIBLE Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the dividend payment date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

               (b) The amount of dividends payable for each full Dividend Period for the $1.625 CONVERTIBLE Preferred Stock shall be computed by dividing the annual dividend amount by four (rounded down to the nearest cent). The amount of dividends payable for the initial Dividend Period on the $1.625 CONVERTIBLE Preferred Stock and any other period shorter or longer than a full Dividend Period on the $1.625 CONVERTIBLE Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of $1.625 CONVERTIBLE Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holder converts such shares in accordance herewith). Holders of shares of $1.625 CONVERTIBLE Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of cumulative dividends, as herein provided, on the $1.625 CONVERTIBLE Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the $1.625 CONVERTIBLE Preferred Stock which are in arrears.

               (c) So long as any shares of the $1.625 CONVERTIBLE Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the $1.625 CONVERTIBLE Preferred Stock, for any period unless full cumulative dividends on all outstanding shares of $1.625 CONVERTIBLE Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such full cumulative dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the $1.625 CONVERTIBLE Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the $1.625 CONVERTIBLE Preferred Stock, all dividends declared upon shares of the $1.625 CONVERTIBLE Preferred Stock and all dividends declared upon such other stock shall be declared and paid pro rata so that the amounts of dividends per share declared and paid on the $1.625 CONVERTIBLE Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the $1.625 CONVERTIBLE Preferred Stock and on such other stock bear to each other.

               (d) So long as any shares of the $1.625 CONVERTIBLE Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the $1.625 CONVERTIBLE Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the $1.625 CONVERTIBLE Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of the $1.625 CONVERTIBLE Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the $1.625 CONVERTIBLE Preferred Stock.

               (e) So long as any shares of the $1.625 CONVERTIBLE Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of Common Stock or other stock ranking junior to the $1.625 CONVERTIBLE Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Corporation ranking junior to the $1.625 CONVERTIBLE Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Corporation ranking junior to the $1.625 CONVERTIBLE Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the $1.625 CONVERTIBLE Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the $1.625 CONVERTIBLE Preferred Stock and any other stock of the Corporation ranking on a parity with the $1.625 CONVERTIBLE Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and
   (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the $1.625 CONVERTIBLE Preferred Stock and for the current dividend period with respect to any other stock of the Corporation ranking on a parity with the $1.625 CONVERTIBLE Preferred Stock as to dividends.

               4.  Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the $1.625 CONVERTIBLE Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of $1.625 CONVERTIBLE Preferred Stock shall be entitled to receive $25.00 per share plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. No payment on account of any liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the $1.625 CONVERTIBLE Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the $1.625 CONVERTIBLE Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of $1.625 CONVERTIBLE Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of $1.625 CONVERTIBLE Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the $1.625 CONVERTIBLE Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of $1.625 CONVERTIBLE Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of $1.625 CONVERTIBLE Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this [Section]SUBSECTION 4, neither a consolidation or merger of the Corporation with one or more corporations or other entities nor a sale, lease, exchange or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

               (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the $1.625 CONVERTIBLE Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of $1.625 CONVERTIBLE Preferred Stock, as provided in this [Section]SUBSECTION 4, any other series or class or classes of stock ranking junior to the $1.625 CONVERTIBLE Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of $1.625 CONVERTIBLE Preferred Stock shall not be entitled to share therein.

               (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the $1.625 CONVERTIBLE Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation.

               5.  Redemption at the Option of the Corporation.

               (a) $1.625 CONVERTIBLE Preferred Stock may not be redeemed by the Corporation prior to September 30, 1996. On or after such date the Corporation, at its option, may redeem the shares of $1.625 CONVERTIBLE Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the twelve-month periods beginning on September 30 in each of the following years at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (and including) the date fixed for redemption, whether or not earned or declared (the "Redemption Price").

                     Year                          Price per share
                     ----                          ---------------
                     1996                             26.1375
                     1997                             25.9750
                     1998                             25.8125
                     1999                             25.6500
                     2000                             25.4875
                     2001                             25.3250
                     2002                             25.1625
                     2003 and thereafter              25.0000

               (b) In the event the Corporation shall redeem shares of $1.625 CONVERTIBLE Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state:
   (i) the redemption date; (ii) the number of shares of $1.625 CONVERTIBLE Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) the then current Conversion Price; and (vi) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares of $1.625 CONVERTIBLE Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, such shares shall no longer be deemed outstanding, all rights of the holders of such shares as stockholders of the Company shall cease, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

               Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable Redemption Price aforesaid. If fewer than all the outstanding shares of $1.625 CONVERTIBLE Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of $1.625 CONVERTIBLE Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               In the event that the Corporation has failed to pay accrued and unpaid dividends on the $1.625 CONVERTIBLE Preferred Stock, it may not redeem less than all of the then outstanding shares of the $1.625 CONVERTIBLE Preferred Stock until all such accrued and unpaid dividends and the then current quarterly dividends have been paid in full.

               Notwithstanding the foregoing, if notice of redemption has been given pursuant to this [Section]SUBSECTION 5 and any holder of shares of $1.625 CONVERTIBLE Preferred Stock shall, prior to the close of business on the redemption date, give written notice to the Corporation pursuant to [Section]SUBSECTION 7(b) [hereof] OF THIS PARAGRAPH(I) of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then (i) the Corporation shall not have the right to redeem such shares, (ii) the conversion of such shares to be redeemed shall become effective as provided in [Section]SUBSECTION 7 OF THIS PARAGRAPH (I) and (iii) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of $1.625 CONVERTIBLE Preferred Stock on the dividend payment record date for such dividends being so payable, to the extent set forth in [Section]SUBSECTION 7 [hereof] OF THIS PARAGRAPH(I), regardless of whether such shares are converted subsequent to such dividend payment record date and prior to the related dividend payment date).

               6. Shares to be Retired. All shares of $1.625 CONVERTIBLE Preferred Stock purchased, redeemed, exchanged or converted by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of [p]Preferred [s]Stock, without designation as to series, and may thereafter be reissued.

               7. Conversion. Holders of shares of $1.625 CONVERTIBLE Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

               (a) Subject to and upon compliance with the provisions of this [Section]SUBSECTION 7, a holder of shares of $1.625 CONVERTIBLE Preferred Stock shall have the right, at such holder's option, at any time to convert all or any of such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of the shares to be converted by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this [Section]SUBSECTION 7; provided, however, that the right to convert shares called for redemption pursuant to [Section]SUBSECTION 5 [hereof] OF THIS PARAGRAPH(I) shall terminate at the close of business on the date fixed for such redemption. No share of $1.625 CONVERTIBLE Preferred Stock may be converted in part into Common Stock.

               (b) In order to exercise the conversion right, the holder of each share of $1.625 CONVERTIBLE Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of $1.625 CONVERTIBLE Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of $1.625 CONVERTIBLE Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or are not required to be paid).

               Holders of shares of $1.625 CONVERTIBLE Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date (except that holders of shares called for redemption on a redemption date falling between the close of business on such dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption, unless such holders convert such shares called for redemption IN ACCORDANCE HEREWITH [pursuant to the Certificate of Designations relating to the Preferred Stock)] notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. However, shares of $1.625 CONVERTIBLE Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares of $1.625 CONVERTIBLE Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of $1.625 CONVERTIBLE Preferred Stock presented for conversion on such dividend payment date. A holder of shares of $1.625 CONVERTIBLE Preferred Stock on a dividend payment record date who (or whose transferee) surrenders any such shares for conversion into shares of Common Stock on the corresponding dividend payment date will receive the dividend payable by the Corporation on such shares of $1.625 CONVERTIBLE Preferred Stock on such date and the converting holder need not include payment in the amount of such dividend upon surrender of shares of $1.625 CONVERTIBLE Preferred Stock for conversion on the dividend payment date. Except as provided in this paragraph, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of $1.625 CONVERTIBLE Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

               As promptly as practicable after the surrender of certificates for shares of $1.625 CONVERTIBLE Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this [Section]SUBSECTION 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this [Section]SUBSECTION 7.

               Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of $1.625 CONVERTIBLE Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the $1.625 CONVERTIBLE Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

               (c) In connection with the conversion of any shares of $1.625 CONVERTIBLE Preferred Stock, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the $1.625 CONVERTIBLE Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of $1.625 CONVERTIBLE Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the Closing Price of Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of $1.625 CONVERTIBLE Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of $1.625 CONVERTIBLE Preferred Stock so surrendered.

               (d) The Conversion Price shall be adjusted from time to time as follows:

                     (i)  In case the Corporation shall after the Issue Date
               (A) pay a dividend or make a distribution on its Common Stock that is paid or made (1) in shares of its Common Stock or (2) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, (B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted or (in the case of clause (A)(2)) other provision shall be made so that the holder of any share of $1.625 CONVERTIBLE Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation and rights to purchase stock or other securities which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. In the event of the redemption of any rights referred to clause (A), such holder shall have the right to receive, in lieu of any such rights, any cash, property or securities paid in respect of such redemption; provided, however, that if the value of such cash, property or securities is less than $.10 per share of Common Stock, such holder shall not be entitled to such cash, property or securities. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

                   (ii) In case the Corporation shall issue after the Issue Date rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the issuance date) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (2) the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Common Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (2) the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall, if made in good faith, be conclusive).

                  (iii) In case the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock after the Issue Date of any shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets, including securities (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), but excluding rights, warrants, dividends and distributions referred to in subparagraphs (i) and (ii) above, regular periodic cash dividends payable out of the Corporation's surplus that may from time to time be fixed by the Board of Directors and dividends and distributions in connection with the liquidation, dissolution or winding up of the Corporation, then in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value as determined by the Board of Directors (whose determination shall, if made in good faith, be conclusive) as of such record date of the portion of the Securities applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) of the portion of Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of $1.625 CONVERTIBLE Preferred Stock shall have the right to receive the amount and kind of Securities such holder would have received had such holder converted each such share of $1.625 CONVERTIBLE Preferred Stock immediately prior to the record date for the distribution of the Securities. Except as provided in paragraph (h) below, such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                   (iv) Notwithstanding anything in subparagraph (ii) above, if such rights or warrants shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the Corporation upon the exercise thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same. Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, then the Conversion Price shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that
               (A) the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the granting of all such rights or warrants whether or not exercised and (B) the Corporation issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such rights or warrants, and such shares were issued and sold for a consideration equal to the aggregate exercise price in effect under the rights or warrants actually exercised at the respective dates of their exercise. For purposes of subparagraph (ii), the aggregate consideration received by the Corporation in connection with the issuance of shares of Common Stock or of rights or warrants shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such rights or warrants into shares of Common Stock.

                  (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, however, that any adjustment shall be required and shall be made in accordance with the provisions of this [Section]SUBSECTION 7 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holder of shares of Common Stock. All calculations under this [Section]SUBSECTION 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, hereafter made by the Corporation to its stockholders shall not be taxable to such stockholders.

               (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then the $1.625 CONVERTIBLE Preferred Stock remaining outstanding will thereafter no longer be subject to conversion into Common Stock pursuant to THIS [Section]SUBSECTION 7, but instead shall be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of $1.625 CONVERTIBLE Preferred Stock was convertible immediately prior to such Transaction.
   The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph
   (e) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the $1.625 CONVERTIBLE Preferred Stock which will contain provisions enabling the holders of the $1.625 CONVERTIBLE Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. In the event that at any time, as a result of an adjustment made pursuant to this [Section]SUBSECTION 7, the $1.625 CONVERTIBLE Preferred Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of $1.625 CONVERTIBLE Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of $1.625 CONVERTIBLE Preferred Stock contained in this [Section]SUBSECTION 7. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

               (f) If:

                     (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock that would cause an adjustment to the Conversion Price of the $1.625 CONVERTIBLE Preferred Stock pursuant to the terms of any of the paragraphs above (including such an adjustment that would occur but for the terms of the first sentence of subparagraph (d)(v) above);


                     (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants;

                     (iii) there shall be any reclassification or change of the Common Stock (other than an event to which paragraph
               (d)(i) of this [Section]SUBSECTION 7 applies) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation or any Fundamental Change or Change of Control (each as defined in [Section]SUBSECTION 8 OF THIS PARAGRAPH
               (I) below); or

                     (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

   then, in addition to actions otherwise required to be taken pursuant to [Section]SUBSECTION 8 OF THIS PARAGRAPH (I), the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the $1.625 CONVERTIBLE Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this [Section]SUBSECTION 7.

               (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officers' certificate signed by the President or a Vice President and the Chief Financial Officer or the Secretary of the Corporation setting forth the Conversion Price after such adjustment, the method of calculation thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustment is based. If the calculation of the adjustment requires a determination by the Board of Directors pursuant to paragraph (d)(iii) of this [Section]SUBSECTION 7 or any similar provision, such certificate shall include a copy of the resolution of the Board of Directors relating to such determination. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price, the facts requiring such adjustment and upon which such adjustment is based and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of $1.625 CONVERTIBLE Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

               (h) In any case in which paragraph (d) of this [Section]SUBSECTION 7 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to THIS [Section]SUBSECTION 7 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any share of $1.625 CONVERTIBLE Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
   (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this [Section]SUBSECTION 7.

               (i) For purposes of this [Section]SUBSECTION 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any corporation controlled by the Corporation.

               (j) If any single action would require adjustment pursuant to more than one paragraph of this [Section]SUBSECTION 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to the holders of the $1.625 CONVERTIBLE Preferred Stock.

               (k) In case the Corporation shall take any action affecting the Common Stock, other than action described in this [Section]SUBSECTION 7, which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of $1.625 CONVERTIBLE Preferred Stock, the Conversion Price for the $1.625 CONVERTIBLE Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances. Subject to the foregoing, there shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this [Section]SUBSECTION 7.

               (l) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the $1.625 CONVERTIBLE Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of $1.625 CONVERTIBLE Preferred Stock not theretofore converted. For purposes of this paragraph (l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of $1.625 CONVERTIBLE Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the $1.625 CONVERTIBLE Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               The Corporation will endeavor to make the shares of Common Stock required to be delivered upon conversion of the $1.625 CONVERTIBLE Preferred Stock eligible for trading upon the NASDAQ National Market System or upon any national securities exchange upon which the Common Stock shall then be traded, prior to such delivery.

               Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the $1.625 CONVERTIBLE Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

               (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of $1.625 CONVERTIBLE Preferred Stock (or any other securities issued on account of the $1.625 CONVERTIBLE Preferred Stock pursuant hereto) or shares of Common Stock on conversion of the $1.625 CONVERTIBLE Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of $1.625 CONVERTIBLE Preferred Stock (or any other securities issued on account of the $1.625 CONVERTIBLE Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of $1.625 CONVERTIBLE Preferred Stock with respect to which such Common Stock shares are issued were registered and the Corporation shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

               (n) The Corporation shall not take any action which results in an adjustment of the number of shares of Common Stock issuable upon conversion of a share of $1.625 CONVERTIBLE Preferred Stock if the total number of shares of Common Stock issuable after such action upon conversion of the $1.625 CONVERTIBLE Preferred Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the RESTATED Certificate of Incorporation. Subject to the foregoing, the Corporation shall take all such actions as it may deem reasonable under the circumstances to provide for the issuance of such number of shares of Common Stock as would be necessary to allow for the conversion from time to time, and taking into account adjustments as herein provided, of outstanding shares of the $1.625 CONVERTIBLE Preferred Stock in accordance with the terms and provisions of the RESTATED Certificate of Incorporation.

               8.    Special Conversion Rights.

               (a) Upon the occurrence of a Change of Control with respect to the Corporation, each holder of $1.625 CONVERTIBLE Preferred Stock shall have the right, at the holder's option, for a period of 30 days after the mailing of a notice by the Corporation to the holders of the $1.625 CONVERTIBLE Preferred Stock pursuant to [Section]SUBSECTION 12 [hereof] OF THIS PARAGRAPH(I) that a Change of Control has occurred, to convert all, but not less than all, of such holder's $1.625 CONVERTIBLE Preferred Stock into Common Stock of the Corporation at an adjusted Conversion Price per share equal to the Special Conversion Price (as defined in paragraph (e) below). The Corporation may, at its option, in lieu of providing Common Stock upon any such special conversion, pay to the holder cash equal to the Market Value (as defined in paragraph (e) below) of the Common Stock multiplied by the number of shares of Common Stock into which such shares of $1.625 CONVERTIBLE Preferred Stock would have been convertible immediately prior to such Change of Control at an adjusted Conversion Price equal to the Special Conversion Price. The special conversion right arising upon a Change of Control shall only be applicable with respect to the first Change of Control that occurs after the Issue Date of any shares of $1.625 CONVERTIBLE Preferred Stock.
   $1.625 CONVERTIBLE Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible into the number of shares of Common Stock that the holders of the $1.625 CONVERTIBLE Preferred Stock would have owned immediately after the Change of Control if the holders had converted the $1.625 CONVERTIBLE Preferred Stock immediately before the effective date of the Change of Control, subject to adjustment as provided in [Section]SUBSECTION 7 [hereof] OF THIS PARAGRAPH(I).

               (b) Upon the occurrence of a Fundamental Change with respect to the Corporation, each holder of $1.625 CONVERTIBLE Preferred Stock shall have a special conversion right, at the holder's option, for a period of 30 days after the mailing of a notice by the Corporation to the holders of the $1.625 CONVERTIBLE Preferred Stock pursuant to [Section]SUBSECTION 12 [hereof] OF THIS PARAGRAPH(I) that a Fundamental Change has occurred, to convert all, but not less than all, of such holder's $1.625 CONVERTIBLE Preferred Stock into the kind and amount of cash, securities, property or other assets receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such shares of $1.625 CONVERTIBLE Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted Conversion Price equal to the Special Conversion Price. The [Company] CORPORATION or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, pay to the holder cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of $1.625 CONVERTIBLE Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted
   Conversion Price equal to the Special Conversion Price.   $1.625
   CONVERTIBLE Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible into the kind and amount of cash, securities, property or other assets that the holders of the $1.625 CONVERTIBLE Preferred Stock would have owned immediately after the Fundamental Change if the holders had converted the $1.625 CONVERTIBLE Preferred Stock immediately before the effective date of the Fundamental Change, subject to adjustment as provided in [Section]SUBSECTION 7 [hereof ] OF THIS PARAGRAPH(I).

               (c) Upon the occurrence of a Change of Control or a Fundamental Change with respect to the Corporation, within 30 days after such occurrence, the Corporation shall mail to each registered holder of $1.625 CONVERTIBLE Preferred Stock a notice of such occurrence (the "Special Conversion Notice") setting forth the following:

                  (i) the event constituting the Change of Control or Fundamental Change;

                 (ii) the conversion date upon exercise of the applicable special conversion right;

                (iii)    the Special Conversion Price;

                 (iv) the conversion rate (and related conversion price) then in effect under [Section]SUBSECTION 7 and the continuing conversion rights, if any, under [Section]SUBSECTION 7 OF THIS PARAGRAPH (i);

                  (v) the name and address of the paying agent and conversion agent;

                 (vi) that holders who want to convert shares of $1.625 CONVERTIBLE Preferred Stock must satisfy the requirements of [Section]SUBSECTION 7(b) OF THIS PARAGRAPH (I) (specifying such requirements) and must exercise such conversion right within the 30-day period after the mailing of such notice by the Corporation;

                (vii) that exercise of such conversion right shall be irrevocable and no dividends on shares of $1.625 CONVERTIBLE Preferred Stock (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

               (viii) that the Corporation (or a successor corporation, if applicable) may, at its option, elect to pay cash (specifying the amount thereof per share) for all shares of $1.625 CONVERTIBLE Preferred Stock tendered for conversion.

               (d) A holder of $1.625 CONVERTIBLE Preferred Stock must exercise the special conversion right within the 30-day period after the mailing of the Special Conversion Notice or such special conversion right shall expire. Such right must be exercised in accordance with [Section]SUBSECTION 7(b) OF THIS PARAGRAPH (I) to the extent the procedures in [Section]SUBSECTION 7(b) OF THIS PARAGRAPH (I) are consistent with the special provisions of this [Section]SUBSECTION 8. Exercise of such conversion right shall be irrevocable, to the extent permitted by applicable law, and dividends on $1.625 CONVERTIBLE Preferred Stock tendered for conversion shall cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the 30th day after the mailing of the Special Conversion Notice. In taking any action in connection with any Change of Control or Fundamental Change or related special conversion right, the Company will comply with all applicable federal securities laws and regulations.

               (e) The following definitions shall apply to terms used in this [Section]SUBSECTION 8:

                     (i) a "Change of Control" with respect to the Corporation shall be deemed to have occurred at such time as any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a group (within the meaning of Rule 13d-5 under the Exchange Act and any successor rule), together with any of its Affiliates or Associates (as defined below), files or becomes obligated to file a report (or any amendment or supplement thereto) on Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing that such person has become the beneficial owner of either (i) 66-2/3% or more of the shares of Common Stock of the Corporation then outstanding or (ii) securities representing 66-2/3% or more of the combined voting power of the Voting Stock (as defined below) of the Corporation then outstanding; provided, however, that a Change of Control shall not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change. An "Affiliate" of a specified person is a person that directly or indirectly controls, or is controlled by, or is under common control with, the person specified. An "Associate" of a person means (1) any corporation or organization, other than the Corporation or any subsidiary of the Corporation, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (2) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and (3) any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries. As used herein, a person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own," any securities of the Corporation in accordance with Section 13 of the Exchange Act and the rules and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Securities and Exchange Commission thereunder; provided, however, that a person shall be deemed to have beneficial ownership of all securities that any such person has a right to acquire whether such right is exercisable immediately or only after the passage of time and without regard to the 60-day limitation referred to in Rule 13d-3.

                   (ii) a "Fundamental Change" with respect to the Corporation means (i) the occurrence of any transaction or event in connection with which 66-2/3% or more of the outstanding Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or
         (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Corporation's property, business or assets; provided, however that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (a) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below); or (b) any consolidation or merger of the Corporation in which the holders of Common Stock of the Corporation immediately prior to such transaction own, directly or indirectly, (1) 50% or more of the common stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger and (2) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (as defined below) (or of the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time.

                  (iii) "Voting Stock" means, with respect to any person, capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  (iv) the "Special Conversion Price" shall mean (i) the higher of (a) the Market Value of the Common Stock or (b) $5.50 per share (which amount will, each time the Conversion Price is adjusted as provided elsewhere herein, be adjusted so that the ratio of such dollar amount to the Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $5.50 to the initial Conversion Price, without giving effect to any such adjustment) multiplied by (ii) a ratio the numerator of which is $25.00 and the denominator of which is the Redemption Price (or, if prior to the date on which the Company may begin to redeem the $1.625 CONVERTIBLE Preferred Stock, the Redemption Price applicable commencing on such date).

                   (v) the "Market Value" of the Common Stock or any other Marketable Stock shall be the average of the Closing Price of the Common Stock or such other Marketable Stock, as the case may be, for the five Trading Dates ending on the last Trading Date preceding the date of the Change of Control or Fundamental Change; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the Closing Price of such Marketable Stock during the first five Trading Dates commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

                   (vi) "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Fundamental Change (or of the ultimate parent of such successor), which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

               9. Ranking. (a) Any class or classes of stock of the Corporation shall be deemed to rank:

               (i) prior to the $1.625 CONVERTIBLE Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of $1.625 CONVERTIBLE Preferred Stock;

               (ii) on a parity with the $1.625 CONVERTIBLE Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the $1.625 CONVERTIBLE Preferred Stock, if the holders of such class of stock and the $1.625 CONVERTIBLE Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

               (iii) junior to the $1.625 CONVERTIBLE Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of $1.625 CONVERTIBLE Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

               [(b) The Preferred Stock shall rank on a parity with the Class A Stock, as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices per share.]

               10.  Voting.   (a)  Except as herein provided or as otherwise
   from time to time required by law, holders of $1.625 CONVERTIBLE Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of $1.625 CONVERTIBLE Preferred Stock at the time outstanding have not been paid in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive), the holders of $1.625 CONVERTIBLE Preferred Stock shall have the right, voting separately as a class with [holders of the Corporation's Class A (Cumulative Convertible) Capital Stock, no par value (the "Class A Stock") and] the holders of shares of any one or more other series of stock ranking on a parity as to dividends with the $1.625 CONVERTIBLE Preferred Stock upon which like voting rights have been conferred and are exercisable (the $1.625 CONVERTIBLE Preferred Stock, [the Class A Stock,] and any such other stock, collectively for purposes hereof, the "Defaulted Preferred Stock"), to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth herein. At elections for such directors, each holder of Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Defaulted Preferred Stock, the then authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinafter set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Defaulted Preferred Stock shall have been paid, or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. As long as any shares of $1.625 CONVERTIBLE Preferred Stock shall remain outstanding, the number of directors of the Corporation (excluding any directors elected by vote of the holders of shares of Defaulted Preferred Stock) elected at any meeting of stockholders of the Corporation at which directors are to be elected shall not be such as would cause the number of directors in office after such meeting (excluding any directors elected by vote of the holders of shares of Defaulted Preferred Stock) to exceed the number which is two less than the maximum number of directors permitted by the RESTATED Certificate of Incorporation.

               (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings, or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

               (c) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of 10% of the holders of record of shares of such Defaulted Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice to holders of Defaulted Preferred Stock given as required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice to holders of Defaulted Preferred Stock given as required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

               (d) The directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; any director elected by the holders of Defaulted Preferred Stock may be removed without cause by, and shall not be removed without cause otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock who are entitled to participate in such election of directors, voting separately as a class, at a meeting called for such purpose or by written consent as permitted by law and the RESTATED Certificate of Incorporation and By-laws of the Corporation. If the office of any director elected by the holders of Defaulted Preferred Stock, voting separately as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting separately as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting separately as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of Defaulted Preferred Stock, voting separately as a class, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be reduced by the number of directors whose term of office shall have terminated as provided hereinabove.

               (e) So long as any shares of the $1.625 CONVERTIBLE Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least 66-2/3% of the shares of $1.625 CONVERTIBLE Preferred Stock outstanding at the time given either by written consent or in person or by proxy at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

               (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock, or any security convertible into stock of such class or series, ranking prior to the $1.625 CONVERTIBLE Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

               (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the RESTATED Certificate of Incorporation [(including the Certificate of Designations relating to the Preferred Stock)] which would adversely affect any right, preference, privilege or voting power of the $1.625 CONVERTIBLE Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of any such other series of preferred stock, in each case ranking on a parity with or junior to the $1.625 CONVERTIBLE Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

               (iii) the authorization of any reclassification of the $1.625 CONVERTIBLE Preferred Stock.

               The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of $1.625 CONVERTIBLE Preferred Stock shall have been redeemed.

               11. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of $1.625 CONVERTIBLE Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

               12. Notice. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in [Section]SUBSECTION 7(b) [hereof] OF THIS PARAGRAPH(I), or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: if to the Corporation, to its offices at 901 Threadneedle, Suite 200, Houston, Texas 77079-2902 (Attention: Corporate Secretary) or other agent of the Corporation designated as permitted hereby; or, if to any holder of the $1.625 CONVERTIBLE Preferred Stock, to such holder at the address of such holder of the $1.625 CONVERTIBLE Preferred Stock as listed in the stock record books of the Corporation (which shall include the records of the Transfer Agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

   [Fifth. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

   Sixth. The names and places of residence of each of the incorporators are as follows:

               Name                          Place of Residence
               ------------                  -------------------
               A. D. Atwell                  Wilmington, Delaware
               H. C. Broadt                  Wilmington, Delaware
               H. E. Prange                  Wilmington, Delaware

   Seventh.  The Corporation is to have perpetual existence.

   Eighth. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

   Ninth]FIFTH.

         Section l.

         (a) The number of directors which constitute the whole board shall not be less than three persons nor more than eighteen persons. The exact number of directors shall be determined from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

         (b) Commencing at the Annual Meeting of Stockholders held in 1982, the Board of Directors shall be divided into three classes, Class I, Class II and Class III, with respect to their terms of office. All classes shall be as nearly equal in number as possible. Subject to such limitations, when the number of directors is changing, any newly-created directorships or any decrease in directorships shall be apportioned among the classes by action of the Board of Directors or the stockholders.

         (c) The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the Annual Meeting of Stockholders to be held in 1983; that of Class II shall expire at the Annual Meeting of Stockholders to be held in 1984; and that of Class III shall expire at the Annual Meetings of Stockholders to be held in 1985. At each Annual Meeting of Stockholders after such initial classifica-tion, directors to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting.

         (d) Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled for the full term or any remainder of a full term by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

         (e) Notwithstanding anything contained in this RESTATED Certificate of Incorporation or the By-laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this RESTATED Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, modify or repeal the provisions set forth in Section l of this Article [Ninth] FIFTH.

   Section 2. All Corporate powers shall be exercised by the Board of Directors except as otherwise provided by statute or by this RESTATED Certificate of Incorporation.

   In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

   (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital or for any other lawful purposes.

   (b) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes or to abolish any such reserve in the manner in which it was created.

   (c) To make, amend, alter, change, add to or repeal by-laws for the Corporation, without any action on the part of the stockholders, but subject to the power of the holders of stock having voting power to alter, amend or repeal the by-laws made by the Board of Directors.

   (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation, including the securities of other corporations owned by the Corporation, without any action or consent of stockholders.

   (e) To authorize the payment of fees for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees, and to determine the amount of such fees.

   (f) To designate by resolution passed by a majority of the total number of directors at the time provided for, one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or in the by-laws of the Corporation shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.

   [Tenth]SIXTH. A director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors, without counting in such majority or quorum any director so interested or member of a firm so interested, or a stockholder, officer or director of a corporation so interested, or (2) by the written consent, or by the vote at any stockholders"' meeting, of the holders of record of a majority of all the outstanding shares of stock of the Corporation entitled to vote; nor shall any director be liable to account to this cCorporation for any profits realized by or from or through any such transaction or contract of the Corporation authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director, was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

   [Eleventh]SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provision of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

   [Twelfth]EIGHTH. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

   [Thirteenth]NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this RESTATED Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   [Fourteenth]TENTH.

         Section l. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
   (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 2.  Indemnification and Insurance.

         (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense (including attorneys' fees), judgments, fines and amounts paid or to be paid in settlement), actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b)   Right of Claimant to Bring Suit.  If a claim under paragraph
               (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article [Fourteenth]TENTH shall not be exclusive of any other right which any person may have or hereafter acquired under any statute, provision of the RESTATED Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

   [Fifteenth]ELEVENTH.

         Section 1.  Vote Required for Certain Business Combinations.

         A. Higher vote for Certain Business Combinations. In addition to any affirmative vote required by law or this RESTATED Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article
               [Fifteenth]ELEVENTH:

         (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an[d] Affiliate (as hereinafter defined) of an Interested Stockholder; or

         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

         (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

         shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, excluding any Preferred Stock issued after May 10, 1983 which the Board of Directors determines to exclude from the operation of this Article (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article [Fifteenth]ELEVENTH, each share of Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this RESTATED Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

   B. Definition of "Business Combination." The term "Business Combination" as used in this Article [Fifteenth]ELEVENTH shall mean any transaction which is referred to in any one or more of clauses
         (i) through (v) of paragraph A of this Section 1.

         Section 2.  When Higher Vote is Not Required.

   The provisions of Section 1 of this Article [Fifteenth]ELEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this RESTATED Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A or B are met.

   A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

   B. Price, Form of Consideration and Procedure Requirements: All of the following conditions shall have been met:

         (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher of the following (it being intended that the requirements of this paragraph B(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Stockholder has previously acquired any shares of the Common Stock):

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers"' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") through the Consummation Date at the prime rate of interest of The Chase Manhattan Bank, N.A. (or other major bank headquartered in New York City selected by a majority of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

               (b) the Fair Market Value per share of Common Stock on the first trading day after the Announcement Date.

       (ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the higher of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every such other class of outstanding Voting Stock (excluding anyd Preferred Stock issued after
               May 10, 1983 which the Board of Directors determines to exclude from the operation of this Article), whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers"' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it
                     (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of The Chase Manhattan Bank, N.A. (or other major bank headquartered in New York City selected by a majority of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class of Voting Stock; or

               (b) The Fair Market Value per share of such class of Voting Stock on the first trading day after the Announcement Date; or

               (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, whichever is higher.

      (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

       (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
               Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (l) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

        (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

       (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

   Section 3.  Certain Definitions.

   For the purposes of this Article [Fifteenth]ELEVENTH:

   A. A "person" shall mean any individual, firm, corporation or other entity.

   B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary (as hereinafter defined) and other than any profit sharing, thrift, employee stock ownership, retirement or other employee benefit plan of the Company or any Subsidiary or any trustee of, or the fiduciary with respect to any such plan when acting in such capacity) who or which:

        (i) is the beneficial owner (as hereinafter defined), directly or indirectly, or more than 10 percent (10%) of the Voting Stock; or

       (ii) is an Affiliate (as hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the Voting Stock; or

      (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

   C.    A person shall be a "beneficial owner" of any Voting Stock:

        (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

       (ii)    which such person or any of its Affiliates or Associates has
               (a) the right to acquire (whether such right is exercisable immediately or only after the passage [or]F time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

      (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding of the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

   D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

   E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March l, 1983.

   F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

   G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stock-holder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

   H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith: and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

   I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article [Fifteenth]ELEVENTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

   Section [5]4. Certain Determinations.

   The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article [Fifteenth]ELEVENTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.

   Section [6]5. No Effect on Fiduciary Obligations of Interested
   Stockholders.

   Nothing contained in this Article [Fifteenth]ELEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

   Section [7]6. Amendment, Repeal, etc.

   Notwithstanding any other provisions of this RESTATED Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this RESTATED Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, modify or repeal this Article [Fifteenth]ELEVENTH of this RESTATED Certificate of Incorporation.

   [Sixteenth]TWELFTH. Notwithstanding any other provisions of this RESTATED Certificate of Incorporation or the By-laws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting except (1) any action which may be taken solely upon the vote or consent of holders of [the Class A Capital Stock or] any series of Preferred Stock, or (2) any action taken upon the signing of a consent in writing, setting forth the action so taken, by all the stockholders of the Corporation entitled to vote thereon.

   Notwithstanding any other provisions of this RESTATED Certificate of Incorporation or the By-laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this RESTATED Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, modify or repeal this Article [Sixteenth]TWELFTH.

   [We, the undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seal this 19th day of October, A.D., 1955.]

                                            [A. D. Atwell (Seal)]

                                            [H. C. Broadt (Seal)]

                                            [H. E. Prange (Seal)]



  [State of delaware       )
                           ) ss.
   County of new castle    )

         Be it remembered that on this 19th day of October, A.D., 1955, personally came before me, a Notary Public for the State of Delaware, A.
   C. Atwell, H. C. Broadt and H. E. Prange, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein are truly set forth.

         Given under my hand and seal of office the day and year aforesaid.]

                                            [M. Ruth Mannering
                                             Notary Public]

  [M. Ruth Mannering
   Notary Public
   Appointed Feb. 12, 1955
   Term Two Years
   State Of Delaware]




               IN WITNESS WHEREOF, THIS RESTATED CERTIFICATE OF INCORPORATION, WHICH RESTATES, INTEGRATES AND FURTHER AMENDS THE PROVISIONS OF THE CORPORATION'S CERTIFICATE OF INCORPORATION, ORIGINALLY FILED ON OCTOBER 19, 1955 IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE, HAVING BEEN DULY ADOPTED BY THE BOARD OF DIRECTORS AND THE STOCKHOLDERS OF THE CORPORATION IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 242 AND 245 OF THE GENERAL CORPORATION LAW OF DELAWARE, HAS BEEN EXECUTED THIS 10TH DAY OF MAY 1994.

                                             READING & BATES CORPORATION



                                             BY:___________________________
                                                PAUL B. LOYD, JR., CHAIRMAN
                                                AND CHIEF EXECUTIVE OFFICER

   SEAL

   ATTEST:  ____________________________
             SECRETARY OF THE CORPORATION